UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 900 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2018, Atara Biotherapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes case for or against each matter and the number of abstentions and broker non-votes with respect to each matter.  A more complete description of each matter is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2018.

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Eric L. Dobmeier	34,196,186	2,206,082	2,540,596
William K. Heiden	34,534,362	1,867,906	2,540,596
Beth Seidenberg, M.D.	34,435,253	1,967,015	2,540,596

The Company’s stockholders elected each of the three nominees for director to serve until the 2021 annual meeting of stockholders and until his or her respective successor is elected.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
38,933,305	7,722	1,837

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ Mina Kim
Mina Kim
General Counsel

Date:   June 18, 2018